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                                                                    Exhibit 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-_________) and related Prospectus of K2 Inc. for the registration of 6,500,000 shares of its common stock and to the incorporation by reference therein of our report dated February 23, 2001, with respect to the consolidated financial statements and schedules of K2 Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

Los Angeles, California
May 3, 2001